UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 25, 2018
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
CEO Announcement:

On October 23, 2018, the Board of Directors (“Board”) of Kimball International, Inc. (the “Company”) appointed Kristine L. Juster as the Chief Executive Officer of the Company effective November 1, 2018 to succeed Robert F. Schneider who is retiring as Chief Executive Officer and Chairman of the Board on October 31, 2018, as previously disclosed. Ms. Juster, an independent member of the Board since April 2016, will remain on the Board as a non-independent director but will no longer receive compensation for her service on the Board upon assuming the Chief Executive Officer role. Ms. Juster will no longer serve as a member of the Audit Committee effective upon her appointment as Chief Executive Officer.

Ms. Juster, age 55, served for over 20 years as a Global Executive at Newell Brands, Inc., a leading global consumer goods and commercial products company (“Newell”), until her retirement in April 2018. During her tenure at Newell, Ms. Juster served as President of the Global Writing Segment from May 2014 until her retirement in April 2018, as President of Newell’s Baby and Parent Segment from November 2011 to April 2014, and in other roles of increasing responsibility since joining Newell in 1995, including serving as President of Newell’s Home Décor Segment and President of Newell’s Culinary Lifestyles Segment. Throughout her career, Ms. Juster has driven significant growth for the businesses she has led through brand innovation, distribution channel expansion including e-commerce, and a global mindset. Ms. Juster has a proven track record of scaling growth strategies, while preserving the core values that are critical to the long-term sustainability of a business.

There are no arrangements or understandings between Ms. Juster and any other persons pursuant to which she was appointed Chief Executive Officer. There are no family relationships between Ms. Juster and any director or executive officer of the Company, and Ms. Juster does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 24, 2018, Ms. Juster accepted a written offer letter from the Company establishing her compensation as Chief Executive Officer. In accordance with the terms of the offer letter, Ms. Juster’s initial compensation will consist of the following:

•	An annual base salary of $800,000.

•
Ms. Juster will be eligible to participate in the Company’s Annual Cash Incentive Plan (the “ACI Plan”), with a target annual incentive of 80% of her base salary. For fiscal year 2019, cash incentive awards will be earned under the ACI Plan based on the Company’s adjusted pre-tax income during fiscal year 2019. For fiscal years 2019 and 2020, Ms. Juster is guaranteed a minimum payout under the ACI Plan of 50% of her base salary. The maximum payout that Ms. Juster may earn under the ACI Plan is 120% of her base salary. Any amounts earned under the ACI Plan are paid during the following fiscal year in two cash installments - 50% in August and 50% in December.

•
Because the first payment under the ACI Plan will not be received by Ms. Juster until August 2019, Ms. Juster will also receive the following payments intended to serve as a transition into the ACI Plan, provided that she is employed by the Company on the applicable payment date: $106,000 payable in December 2018, $320,000 payable in June 2019, and $107,000 payable in both August 2019 and December 2019.

•
The Company will also grant Ms. Juster the following equity awards on November 1, 2018, upon her commencement of employment as the Company’s Chief Executive Officer, which awards will be granted under, and subject to the terms and conditions of, the Kimball International, Inc. 2017 Stock Incentive Plan (the “2017 Stock Plan”):

◦
Annual Performance Share (“APS”) awards with a total target value of $386,667, which will be earned based on the Company’s consolidated return on capital for fiscal year 2019 and will have such other terms as set forth in the form of APS award agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

◦	A Restricted Stock Unit (“RSU”) award valued at $166,167, which will vest in full on June 30, 2019, an RSU award valued at $250,000, which will vest in full on June 30, 2020, and an RSU award valued at $250,000, which will vest in full on June 30, 2021. Each of the RSU awards will have such other terms as set forth in the form of RSU award agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

◦
A Relative Total Shareowner Return (“RTSR”) award with a target value of $500,000, which will be earned based on the Company’s RTSR for a performance cycle ending on June 30, 2020, and an RTSR award with a target value of $500,000, which will be earned based on the Company’s RTSR for a performance cycle ending on June 30, 2021. Each of the RTSR awards will have such other terms as set forth in the form of RTSR award agreement attached hereto as Exhibit 10.3 and incorporated herein by reference.

◦
A one-time sign-on RSU award valued at $1,500,000, which will vest in full on June 30, 2021 and will have such other terms as set forth in the form of RSU award agreement attached hereto as Exhibit 10.2.

The number of shares underlying the RSU awards set forth above and the targeted number of shares underlying the APS awards and the RTSR awards set forth above will be determined based on the closing price of the Company’s common stock on October 31, 2018.

•
For purposes of both the ACI Plan and the equity awards granted to Ms. Juster, “retirement” includes any termination of her employment, other than for cause, occurring at or after she has reached the age of 55 and has a combination of age plus years of continuous service as an executive officer of the Company equal to or greater than 65.

•
Ms. Juster will be eligible to participate in all benefit and retirement plans generally provided to other executive employees of the Company, including the 401(k) Retirement Plan, the Supplemental Retirement Plan (the “SERP”) and the executive preventative healthcare program.

•
Ms. Juster will be reimbursed for realtor and closing costs in connection with her relocation in an aggregate amount not to exceed $250,000, as well as moving expenses. The Company will also pay temporary housing and rental car costs incurred by Ms. Juster during her relocation but until no later than June 30, 2019.

In addition, on October 24, 2018, the Company entered into an Executive Employment Agreement (the “Executive Employment Agreement”) and a Change in Control Agreement (the “Change in Control Agreement”) with Ms. Juster, each of which is effective as of November 1, 2018.

Pursuant to the Executive Employment Agreement, if Ms. Juster’s employment is terminated by the Company without Cause (as defined in the Executive Employment Agreement) or by her for Good Reason (as defined in the Executive Employment Agreement), the Company will provide compensation and benefits as follows: (1) her base salary through the date of termination of employment; (2) any deferred and unpaid cash incentive amounts due to her for the immediately preceding fiscal year; (3) (a) unless her termination occurs during the one-year period before a Change in Control (as defined in the Executive Employment Agreement) or during the two-year period following a Change in Control, severance pay equal to the sum of Ms. Juster’s annual base salary at the highest rate in effect during the three years immediately preceding her last day of employment and the higher of either her target cash incentive for the period in which the last day of employment occurs or her average annual cash incentive award for the three annual cash incentive periods immediately preceding her last day of employment, plus a reimbursement payment of $50,000 (subject to cost-of-living adjustment) in lieu of continued welfare and fringe benefits, or (b) if her termination occurs during the one-year period before a Change in Control or the two-year period following a Change in Control, severance pay is determined by the terms of the Change in Control Agreement; (4) reimbursement for outplacement service costs up to $25,000; (5) payments under the ACI Plan and all performance-based equity awards previously awarded under the applicable stock plans but not yet vested will vest as if Ms. Juster remained employed by the Company and will be paid out in accordance with the terms of the applicable award agreement based on the actual performance results of the Company, while all service-based stock awards will become fully vested as of the date of separation; and (6) payment of all SERP benefit amounts, which will become fully vested.

In addition, the Executive Employment Agreement imposes non-competition and non-solicitation obligations during the term of Ms. Juster’s employment and for a period of 12 months (or a shorter period, if she is employed for fewer than 12 months) following termination of employment for any reason.

Pursuant to the Change in Control Agreement, in the event of a Change in Control (as defined in the Change in Control Agreement), the Company will accelerate payment of an amount in cash, shares or a combination thereof equal to the value at the effective date of the Change in Control or the termination of Ms. Juster’s employment, as applicable, of all options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and ACI Plan payments, all of which will become fully vested with all performance-based awards vesting at 100% of target (except that RTSR awards will vest and ACI Plan awards will be paid on a pro-rata basis) (1) on the later of the date of Ms. Juster’s termination or the effective date of the Change in Control (the “Termination Date”) if Ms. Juster’s employment is terminated by the Company without Cause or by her for Good Reason during the one-year period before, or the two-year period following, the Change in Control; and (2) on the effective date of the Change in Control without a termination of employment if any successor entity has not assumed the obligations with respect to such awards or has not substituted benefit rights that are at least as favorable to Ms. Juster as such awards. She will also become fully vested in the SERP and will receive all benefit amounts under that plan.

In addition, upon a Change in Control Event (as defined in the Change in Control Agreement), as soon as practicable following her Termination Date, Ms. Juster will receive severance pay in a sum equal to two times the sum of her annual base salary at the highest rate in effect during the three years immediately preceding her last day of employment and the higher of either her target annual cash incentive for the period in which her last day of employment occurs or her average annual cash incentive award for the three annual cash incentive periods immediately preceding her last day of employment. Ms. Juster will also receive a reimbursement amount equal to two times the product of $50,000 and a fraction, the numerator of which is the Employment Cost Index and the denominator of which is the Employment Cost Index for the first calendar quarter of 2015 for welfare and fringe benefit plan reimbursements. She will also be eligible for $25,000 in outplacement assistance during the first 12 months after separation from employment.

If any payments under the Executive Employment Agreement or Change in Control Agreement are subject to excise tax (or any interest or penalties incurred due to excise tax) imposed by Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), due to early payment of deferred compensation following separation without Cause or resignation for Good Reason or a Change in Control, Ms. Juster will be entitled to a supplemental payment in an amount sufficient to pay the income tax liability on those payments and the supplemental payment, in the case of the Executive Employment Agreement, and equal to the special liability for interest and additional tax on those payments pursuant to Section 409A plus all income liability on the supplemental payment, in the case of the Change in Control Agreement.

The form of the Change in Control Agreement is substantially the same as the agreements in place with the current executive management team, with updated references to plan names and other immaterial wording changes but with no changes to the substantive terms of the agreement.  The foregoing summaries are not intended to be complete and are qualified in their entirety by reference to the form of the Change in Control Agreement disclosed in the Company’s Annual Report on Form 10-K filed on August 28, 2018 and incorporated herein by reference, and the Executive Employment Agreement attached hereto as Exhibit 10.4 and incorporated herein by reference.

Modification to ACI Plan:

On October 23, 2018, the Board and the Compensation and Governance Committee each approved the following amendments to the ACI Plan:

•
Expanded eligibility to the ACI Plan to include employees who are employed in a hybrid leadership role and oversee both employees that are eligible to participate in the ACI Plan and those that are ineligible to participate in the ACI Plan.

•	Increased the maximum payout under the ACI Plan to 120% of base salary for the Chief Executive Officer of the Company.

•	Removed the $1 million limit on a participant’s total cash incentive payout.

•	Provides the Compensation and Governance Committee with the sole authority to approve future changes to the ACI Plan.

•
Added language that allows the ACI Plan’s definition of “retirement” to be overridden by specific language in a written agreement signed by both the employee and an authorized executive officer of the Company or member of the Board.

This summary is not intended to be complete and is qualified in its entirety by reference to the ACI Plan, as amended October 23, 2018, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 25, 2018, the Company issued a press release announcing Ms. Juster's appointment as
Chief Executive Officer of the Company effective November 1, 2018. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including the related information set forth in the press release attached hereto as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” with the
Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of
1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
10.1	Form of Annual Performance Share Award Agreement between the Company and Ms. Juster to be awarded on November 1, 2018
10.2	Form of Restricted Stock Unit Award Agreement between the Company and Ms. Juster to be awarded on November 1, 2018
10.3	Form of Performance Unit Award Agreement between the Company and Ms. Juster to be awarded on November 1, 2018
10.4	Executive Employment Agreement, executed on October 24, 2018 and effective as of November 1, 2018, by and between the Company and Ms. Juster
10.5	2016 Annual Cash Incentive Plan as amended October 23, 2018
99.1	Press Release dated October 25, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer
Date: October 25, 2018